Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 8, 2008, by and between WILLDAN GROUP, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 28, 2007, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.             The second paragraph under Section 1.4. is hereby deleted in its entirety, and the following substituted therefor:

“As security for all indebtedness and other obligations of Borrower to Bank subject hereto, Borrower shall cause Willdan Financial Services, Willdan Geotechnical; Willdan Engineering, Willdan Homeland Solutions and any other Subsidiary (as defined below) to grant to Bank security interests of first priority in all accounts receivable and other rights to payment, general intangibles, inventory and equipment.”

2.             Section 1.5. is hereby deleted in its entirety, and the following substituted therefore:

“SECTION 1.5.                 GUARANTIES. The payment and performance of all indebtedness and other obligations of Borrower to Bank shall be guaranteed jointly and severally by Willdan Financial Services, Willdan Geotechnical; Willdan Engineering, Willdan Homeland Solutions and any other Subsidiary in the principal amount of Ten Million Dollars ($10,000,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.”

3.             Section 2.1. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 2.1.                 LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

Willdan Financial Services is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on it. Borrower owns one hundred percent (100%) of Willdan Financial Services.

Willdan Geotechnical is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on it. Borrower owns one hundred percent (100%) of Willdan Geotechnical.

Willdan Engineering is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on it. Borrower owns one hundred percent (100%) of Willdan Engineering.

Willdan Homeland Solutions is a corporation, duly organized and existing and in good standing under the laws of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on it. Borrower owns one hundred percent (100%) of Willdan Homeland Solutions.

As used herein the term “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are owned directly or indirectly by Borrower. As of the date hereof, Willdan Financial Services, Willdan Geotechnical, Willdan Engineering and Willdan Homeland Solutions are the only Subsidiaries of Borrower.”

4.             Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.             Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
WILLDAN GROUP, INC.		NATIONAL ASSOCIATION

By:	/s/ Kimberly D. Grant	By:	/s/ Jared A. Myres
Title:	Chief Financial Officer		Jared A. Myres
Vice President